EXHIBIT 23.2







                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated February 24, 1995 included in Dynamic Materials Corporation's Form 10-KSB for the year ended December 31, 1994 and to all references to our firm included in this registration statement.




                                ARTHUR ANDERSEN LLP


Denver, Colorado
  July 7, 1995